Exhibit 3.5

BYLAWS
OF
LULULEMON ATHLETICA INC.
As amended through March 22, 2023
ARTICLE I
OFFICES
Section 1.1.    Registered Office. The initial registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The registered office may be changed at any time upon a resolution adopted by the corporation’s board of directors (the “Board”).
Section 1.2.    Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the Board may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 2.1.    Place. All meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver thereof. The Board may, in its sole discretion, determine that a meeting of stockholders will not be held at any place, but may instead be held solely by means of remote communication as authorized by the Delaware General Corporation Law (the “DGCL”).
Section 2.2.    Annual Meetings. An annual meeting of the stockholders shall be held in each calendar year on a date and at a time designated by the Board, at which meeting the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. Any business may be transacted at the meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise provided in these Bylaws, or by statute. To the fullest extent permitted by law, the Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.
Section 2.3.    Special Meetings. Special meetings of stockholders may be called at any time, but only by the Board chair, the chief executive officer, the president, or upon a resolution adopted upon the affirmative vote of a majority of the whole Board, and not by the stockholders. To the fullest extent permitted by law, the Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
Section 2.4.    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, the corporation will give written notice of the meeting (which may be by email or other electronic transmission) which will state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting will be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to notice of the meeting, except as otherwise required by applicable law.
Section 2.5.    Notice for Nominations and Proposals.
2.5.1.    Annual Meetings.
(a)    Nominations for the election of directors and proposals for any new business to be taken up at any annual meeting of stockholders may be made by (1) the Board or (2) as provided in this Section 2.5, by any stockholder of the corporation who is a stockholder of record at the time notice is delivered to the secretary of the corporation and who is entitled to vote generally in the election of directors, subject to the rights of the holders of preferred stock, if applicable. Any person nominated for election or reelection as a director must agree to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next stockholder meeting at which such person would face election or reelection, an irrevocable resignation that will be effective upon Board acceptance of such resignation. For nominations or other business to be properly brought before an annual meeting by a stockholder, (1) the stockholder must have given to the secretary of the corporation timely written notice of the stockholder’s intent to make such nomination or present such business in a manner that complies with this Section 2.5 and the requirements of Rule 14a-19 under the Securities Exchange Act of 1934 (the “Exchange Act”), (2) the stockholder must have complied with the procedures stated in these bylaws, and (3) such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice with respect to any annual meeting must be received by the secretary at the principal executive offices of the corporation not later than the 120th day prior to the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting or any longer period provided for by applicable law; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the preceding year’s annual meeting, to be timely, such notice by the stockholder must be so received not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice must set forth:
(i)    as to each person whom the stockholder proposes to nominate for election or reelection as a director: (A) all information relating to the proposed nominee that would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission had the proposed nominee been nominated by the Board; (B) a description of all relationships between the proposed nominee and the recommending stockholder and any agreements or understandings between the recommending stockholder and the proposed nominee regarding the nomination; (C) a description of all relationships between the proposed nominee and any of the corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the corporation; (D) a representation and agreement from the proposed nominee that the proposed nominee (1) intends to serve as a director of the corporation if elected for the entire term to which the proposed nominee is elected, (2) is not, and will not become, a party to any arrangement or understanding not disclosed to the corporation with any person or entity with respect to (a) how the proposed nominee, if elected as a director, will vote on any issue or question, and (b) any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director, and (3) will tender, promptly following such person’s failure to receive the required vote for election or reelection, an irrevocable resignation that will be effective upon Board acceptance of such resignation; (E) a fully completed and executed director questionnaire in the form required by the corporation (which form will be provided by the corporation upon written request made by a stockholder of record); and (F) the consent of the proposed nominee to be named in a proxy statement relating to such meeting of stockholders and to serve as a director of the corporation if so elected;
(ii)    as to each item of other business that the stockholder proposes to bring before the meeting: (A) a brief description of the proposal or other business desired to be brought before the meeting; (B) the reasons for conducting such business at the meeting; and (C) any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(iii)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) the name and address of such stockholder, as they appear on the corporation’s books, the telephone number of such stockholder, and the name, address and telephone number of such beneficial owner; (B) any material interest of such stockholder and beneficial owner in such business; (C) a representation that the stockholder and beneficial owner intend to appear in person or by proxy at the meeting to nominate the person or to present the proposal or other business, as applicable, specified in the notice; (D) a representation that the stockholder is a holder of record of stock of the corporation and entitled to vote for the election of directors on the date of such notice and intends to continue to hold the reported shares of stock through the date of the corporation’s next annual meeting of stockholders; (E) the following information regarding the ownership interests of the stockholder and beneficial owner: (i) the class and number of shares of the corporation that are owned beneficially and of record by the stockholder and beneficial owner; (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and beneficial owner, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation;

(iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner have a right to vote any shares of any security of the corporation; (iv) any short interest in any security of the corporation (for purposes of this Section 2.5.1, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any rights to dividends on the shares of the corporation owned beneficially by such stockholder and beneficial owner that are separated or separable from the underlying shares of the corporation; (vi) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s and such beneficial owner’s immediate family sharing the same household; and (F) any other information related to the stockholder or the beneficial owner giving notice that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors in a contested election under Section 14 of the Exchange Act and the rules and regulations thereunder. For purposes of satisfying the requirements of clause (E)(i) of this paragraph with respect to a beneficial owner, the beneficial owner must give the corporation either (1) a statement from the record holder of the shares verifying the holdings of the beneficial owner and indicating the length of time the shares have been held by such beneficial owner, or (2) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares have been held.
(iv)    If a nomination or other business is submitted by a group of two or more stockholders, the information regarding the stockholders and beneficial owners, if any, must be submitted with respect to each stockholder in the group and all beneficial owners.
(b)    Notwithstanding anything in paragraph (a) of this Section 2.5.1 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased pursuant to an act of the Board and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board on or before the date which is 15 days before the latest date by which a stockholder may timely notify the corporation of nominations or other business to be brought by a stockholder in accordance with paragraph (a) of this Section 2.5.1, a stockholder’s notice required by this Section 2.5.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the secretary at the principal executive offices of the corporation not later than the 15th day following the day on which such public announcement is first made by the corporation.
(c)    Stockholders providing notice and, as applicable, the proposed nominee for election as a director, must update and supplement the notice to the corporation, if necessary,

so that the information provided or required to be provided in such notice or accompany such notice in accordance with this Section 2.5.1 will be true and correct (1) as of the record date for stockholders entitled to vote at the meeting of stockholders and (2) as of the day that is ten business days prior to the meeting or any adjournment thereof.
(d)    Notwithstanding the foregoing provisions of this Section 2.5.1, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters addressed in this Section 2.5.1. The stockholder’s notice must include a representation as to whether the noticing stockholder intends to, or is part of a group that intends to, solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act. A stockholder that provides notice in accordance with Rule 14a-19 under the Exchange Act must deliver to the secretary of the corporation, no later than five business days prior to the applicable meeting date, certification and reasonable evidence that the noticing stockholder has (1) filed a definitive proxy statement with the Securities and Exchange Commission in accordance with Rule 14a-19(a)(2) under the Exchange Act; (2) solicited or intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of the directors, and has included or will include a statement to that effect in the proxy statement or form of proxy in accordance with Rule 14a-19(a)(3) under the Exchange Act; and (3) complied in all other respects with the requirements of Regulation 14A under the Exchange Act, including the requirements of Rule 14a-19. Unless otherwise required by law, if any stockholder (1) provides notice in accordance with Rule 14a-19 under the Exchange Act and (2) subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any other rules or regulations thereunder, then the corporation will disregard any proxies or votes solicited for the nominees proposed by that noticing stockholder and the nomination will be disregarded. Nothing in this Section 2.5.1(d) is to be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement in accordance with Rule 14a-8 under the Exchange Act.
2.5.2.    Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting may be made (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (a) is stockholder of record at the time of giving of notice provided for in this Section 2.5, (b) is entitled to vote at the meeting, and (c) who complies with the notice procedures stated in Section 2.5.1, mutatis mutandis. If the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting for inclusion in the stockholder’s notice required by Section 2.5.1 of these Bylaws only if the stockholder gives timely written notice to the secretary of the corporation of the stockholder’s intent to make such nomination in a manner that complies with Section 2.5.1, mutatis mutandis, and the requirements of Rule 14a-19 under the Exchange Act, except that to be timely, the stockholder’s notice must be delivered to the secretary of the corporation at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
2.5.3.    General. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.5 will be eligible to stand for election to the Board at a meeting of stockholders or to serve as directors, and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in this Section 2.5. A nomination will be disregarded, and no vote will be taken with respect to that nomination, if (1) the noticing stockholder or a representative does not attend the meeting to which the notice relates to present the nomination, (2) the nomination is not made in accordance with the procedures provided in this Section 2.5, or (3) the stockholder’s solicitation in support of nominees other than the corporation’s nominees was not conducted in compliance with Rule 14a-19 under the Exchange Act. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board chair will have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.5 and, if any proposed nomination or business was not made in compliance with this Section 2.5, to declare that such defective proposal or nomination will be disregarded. If the Board chair determines that a nomination of any person for election as a director at the meeting was not made in accordance with the applicable provisions of this Section 2.5, that nomination will be void. Notwithstanding the foregoing provisions of this Section 2.5, a stockholder must also comply with all applicable requirements of state and federal law, including the Exchange Act, the corporation’s certificate of incorporation and these bylaws with respect to any nomination, proposal or other matter described in this Section 2.5.
2.5.4.    Public Announcement. For purposes of this Section 2.5, “public announcement” means disclosure through the corporation’s investor relations website, the social media channels identified on the corporation’s investor relations website, a press release reported by a national news service or a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
2.5.5.    Non-Exclusivity. If the corporation is required under Rule 14a-8 under the Exchange Act to include a stockholder’s proposal in its proxy statement, such stockholder shall be deemed to have given timely notice for purposes of this Section 2.5 with respect to such proposal. Nothing in this Section 2.5 or in Section 2.6 shall be deemed to affect any rights of the holders of any series of preferred stock of the corporation to elect directors.
Section 2.6.    Quorum and Required Vote.

    2.6.1.    Quorum. Except as may be otherwise provided by law, a majority of the voting power of all the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum of the shares entitled to vote shall fail to be obtained at any meeting, or in the event of any other proper business purpose, the chair of the meeting or the holders of a majority of the shares present, in person or by proxy, may adjourn the meeting to another place, date or time by announcement to stockholders present in person at the meeting and no other notice of such place, date or time need be given.
    2.6.2. Voting for Matters other than the Election of Directors. If a quorum of the shares entitled to vote are represented at any meeting, action on any matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of law or of the certificate of incorporation or of these bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of each question.
    2.6.3. Voting for the Election of Directors. If a quorum of the shares entitled to vote are represented at any meeting of stockholders at which directors are to be elected, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the secretary determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. If an incumbent director fails to receive the required vote for reelection, then, within 90 days following certification of the stockholder vote by the inspector of elections, the Board shall act to determine whether to accept the director’s resignation. The Board may consider any factors it deems relevant in deciding whether to accept a director’s resignation. Any director who tenders the director’s resignation pursuant to this provision shall not participate in the Board action regarding whether to accept that director’s resignation.
Section 2.7.    Administration. The Board chair will preside at all meetings of stockholders or, in the absence of the Board chair, by such person as the Board chair appoints or any officer designated by the Board. The secretary is to act as secretary at all meetings of stockholders or, in the absence of the secretary, the chair of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8.    Closing of Transfer Books or Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.8, such determination shall apply to any adjournment thereof.
Section 2.9.    Voting Lists. The corporation will make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at that meeting, arranged in alphabetical order and showing the address of each stockholder the number of shares registered in the name of each stockholder. The list need not include email addresses or other electronic contact information. The list will be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days ending on the day before the meeting date: (a) on a reasonably accessible electronic network (on condition that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the corporation. In the event of any challenge to the right of any person to vote at the meeting, the presiding officer at such meeting may rely on said list as proper evidence of the right of parties to vote at such meeting.
Section 2.10.    Proxies. Each stockholder entitled to vote at a meeting of stockholders may vote in person or may authorize another person to vote for that stockholder by written proxy executed by the stockholder or the stockholder’s authorized agent or by a transmission permitted by law and delivered to the secretary of the meeting before being voted. Such proxy shall entitle the holder thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of eleven months from the date of its execution unless the stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. A proxy is revocable by the stockholder unless it conspicuously states that it is irrevocable and the appointment of the proxy is coupled with an interest. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which color is reserved for exclusive use by the corporation.
Section 2.11.    Voting Rights. Except as otherwise provided in the certificate of incorporation or these bylaws, each share of common stock shall have all voting rights accorded to holders of common stock pursuant to the DGCL at the rate of one vote per share.
Section 2.12.    Business and Order of Business. At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these bylaws. Except to the extent inconsistent with these bylaws or with such rules and regulations adopted by the Board, the meeting chair has the exclusive right and authority to determine whether any business or matter is properly brought before the meeting and to prescribe rules, regulations and procedures and to do all such acts as, in the judgement of the meeting chair, are appropriate for the proper conduct of the meeting. The order of business at all meetings of the stockholders shall be as determined by the meeting chair unless otherwise determined by a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereat.

ARTICLE III
BOARD OF DIRECTORS
Section 3.1.    Number. The number of directors of the corporation shall be such number, neither fewer than three nor more than 15 (exclusive of directors, if any, to be elected by holders of any class or series of preferred stock of the corporation, voting separately as a class), as determined from time to time by the Board. The Board has the power to fix or change the number of directors, including an increase or decrease in the number of directors, from time to time as established by the Board. A director need not be a stockholder or a resident of the State of Delaware.
Section 3.2.    Classification of Board. The Board shall be divided into three classes, as more particularly set forth in the certificate of incorporation.
Section 3.3.    Powers of Directors. The Board shall have the entire management of the business of the corporation. In the management and control of the property, business and affairs of the corporation, the Board is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Delaware, the certificate of incorporation, or these bylaws. The Board shall have the power to determine what constitutes net earnings, profits, and surplus, respectively, what amount shall be reserved for working capital and to establish reserves for any other proper purpose, and what amount shall be declared as dividends, and such determination by the Board shall be final and conclusive. The Board shall have the power to declare dividends for and on behalf of the corporation, which dividends may include or consist of stock dividends.
Section 3.4.    Regular Meetings of the Board. Regular meetings of the Board may be held at such times and places as the Board by resolution may determine and specify, and if so determined no notice thereof need be given, provided that, unless all the directors are present at the meeting at which said resolution is passed, the first meeting held pursuant to said resolution shall not be held for at least five days following the date on which the resolution is passed.
Section 3.5.    Special Meetings. Special meetings of the Board may be held at any time or place whenever called by the Board chair, the chief executive officer, the secretary, or any two directors. The person or persons calling the meeting may fix the place and time of the meeting. Notice of any special meeting of the Board must be given at least 48 hours before the meeting. The notice need not specify the purpose of the meeting.
Section 3.7.    Quorum. A majority of the members of the Board, as constituted for the time being, shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting and the meeting may be held as adjourned without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board, except as otherwise provided by law or by these bylaws. The fact that a director has an interest in a matter to be voted on by the meeting shall not prevent the director being counted for purposes of a quorum.

Section 3.8.    Action by Directors without a Meeting. Any action required to be taken at a meeting of the Board or any committee thereof, or any other action which may be taken at a meeting of the Board or any committee thereof, may be taken without a meeting if all directors or committee members, as the case may be, consent to taking such action in writing (including by electronic transmission) and the consent or consents are delivered to the corporation. The consent or consents may be documented, signed and delivered in any manner permitted by the DGCL. A consent signed under this section has the effect of action taken at a meeting of the Board or committee thereof, as the case may be, and may be described as such in any document.
Section 3.9.    Meetings by any Form of Communication. The Board shall have the power to permit any and all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 3.10.    Chair of the Board. The Board may select one or more directors to serve as Board chair. The Board chair has the authority and is to perform the functions provided in these bylaws and as otherwise designated by the Board. The Board may also select one or more directors to serve as a lead director, a vice chair or such similar titles with such duties as determined by the Board. The Board chair will preside at all meetings of the stockholders and the directors. The Board chair will represent the corporation in all matters involving the stockholders.
Section 3.11    Organization. At each meeting of the Board, the Board chair, or in the absence of the Board chair, a director designated by the Board, shall act as chair of the meeting. The secretary or any other person appointed by the meeting chair will act as secretary of the meeting.
Section 3.11.    Resignations. A director may resign at any time by delivering written notice to the Board, the Board chair, the chief executive officer or the secretary. Resignation is effective when the notice is delivered unless the notice provides for a delayed effectiveness and the Board accepts the delay.
Section 3.12.    Removal of Directors. A director may be removed from office only as provided in the certificate of incorporation.
Section 3.13.    Vacancies. Any vacancy occurring in the Board, including vacancies resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors, though less than a quorum, and unless the Board determines otherwise (and subject to the rights of the holders of any series of preferred stock), vacancies shall not be filled by stockholders. The Board shall fill vacancies in the Board only with persons who agree to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next stockholder meeting at which such person would face election or reelection, an irrevocable resignation that will be effective upon Board acceptance of such resignation. A director elected to fill any vacancy shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which that director has been elected expires, and until that director’s successor shall have been duly elected and qualified or until the director’s earlier death, resignation or removal.
ARTICLE IV
COMMITTEES
Section 4.1.    Appointment and Powers. The Board may create one or more committees, each committee to consist of two or more directors, which, to the extent provided in said resolution or in these Bylaws and not inconsistent with the DGCL, shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The Board may abolish any such committee at any time.
Section 4.2.    Term of Office and Vacancies. Each member of a committee shall continue in office until a successor has been elected and qualified, or until the person ceases to be a director or until the person shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a committee may only be filled by the Board.
Section 4.3.    Organization. Unless otherwise provided by the Board, each committee shall appoint a chair. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board as the Board may require.
Section 4.4.    Resignations. Any member of a committee may resign from the committee at any time by giving written notice to the Board chair, the chief executive officer or the secretary. Such resignation shall take effect when the notice is delivered unless the notice provides for a delayed effectiveness and the Board accepts the delay.
Section 4.5.    Removal. Any member of a committee may be removed from the committee with or without cause at any time by resolution of the Board.
Section 4.6.    Meetings. Regular meetings of each committee, of which no notice shall be required, shall be held on such days and at such places as the chair of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee may be called by the committee chair, the secretary or by any two members of such committee, or in such other manner as may be determined by the committee. Notice of any special meeting must be given in the same manner as required for notice of special meetings of the Board.
Section 4.7.    Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board, a majority of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee, except as otherwise provided by law or by these bylaws. The members of each committee shall act only as a committee and the individual members shall have no power as such. Actions taken at a meeting of any committee shall be reported to the Board.

Section 4.8.    Compensation. Each member of a committee shall be paid such compensation, if any, as shall be fixed by the Board.
ARTICLE V
NOTICES
Section 5.1.    Means of Notice. Whenever notice is required to be given to any director or stockholder under the provisions of the DGCL, the certificate of incorporation or these bylaws, the notice must be in writing and may be given by any means not prohibited by the provisions of the DGCL, including by mail, email or other electronic transmission or other means. Notice will be effective: (a) if personally delivered, the earlier of when the notice is delivered or when it is left at a stockholder’s address shown on the corporation’s records or a director’s residence or usual place of business, as the case may be; (b) if mailed postage prepaid and addressed to a stockholder, upon deposit in the United States mail; (c) if mailed postage prepaid and addressed to a recipient other than a stockholder, upon the earlier of when it is received or five days after it is deposited in the United States mail; (d) if by email or other electronic transmission, as provided in Section 232 of the DGCL.
Section 5.2.    Waivers of Notice. Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.
ARTICLE VI
OFFICERS
Section 6.1.    Officers. The officers of the corporation will include a chief executive officer, a chief financial officer and a secretary. The Board may appoint, or may empower the chief executive officer or another officer to appoint, such other officers and agents of the corporation as the business of the corporation may require, with such titles and duties as determined by the Board or by direction of an authorized appointing officer. Any number of offices may be held by the same person.
Section 6.2.    Selection and Term. The officers of the corporation are chosen by the Board, except that an officer may appoint one or more officers if authorized by these bylaws or the Board. Each officer holds office until that officer’s successor is appointed and qualified or until that officer’s earlier death, resignation or removal. The appointment of an officer does not itself create contract rights.

Section 6.3.    Resignation and Removal. An officer may resign at any time by delivering written notice to the Board, the Board chair, the chief executive officer, the appointing officer or the secretary. A resignation is effective when the notice is delivered unless the notice provides for a delayed effectiveness and the Board or appointing officer accepts the delay. The acceptance of the resignation is not necessary to make it effective. Any officer may be removed at any time with or without cause by the Board, the appointing officer (unless these bylaws or the Board provide otherwise), or any other officer if authorized by these bylaws or the Board. An officer’s resignation does not affect the corporation’s contract rights, if any, with the officer. An officer’s removal does not affect the officer’s contract rights, if any, with the corporation. An “appointing officer” means the officer (including any successor to that officer) who appointed the officer resigning or being removed.
Section 6.4.    Authorities and Duties of the Chief Executive Officer. The chief executive officer has general charge and supervision of the business and officers of the corporation, and is to see that all orders, actions and resolutions of the Board are carried out, and will have such other authority and duties of management usually vested in the office of chief executive officer of a corporation, as provided in these bylaws and as designated by the Board. The chief executive officer may sign deeds, mortgages, bonds, contracts or other instruments on behalf of the corporation, except in cases where the signing is expressly delegated by the Board to some other officer or agent of the corporation, or is required by law to be otherwise signed. The Board may empower the chief executive officer to appoint any other officer or officers as the business of the corporation requires and to authorize one or more officers to appoint any other officer or officers.
Section 6.5.    Authorities and Duties of the Chief Financial Officer. The chief financial officer will have such authority and duties of management usually vested in the office of chief financial officer of a corporation, and will keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account will at all reasonable times open to inspection by any director. The chief financial officer will deposit or cause to be deposited all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The chief financial officer will disburse or cause to be disbursed the funds of the corporation as may be ordered by the Board, will render to the chief executive officer or the directors, upon request, an account of all transactions as chief financial officers and of the financial condition of the corporation, and will have such other authority and duties as provided in these bylaws and as designated by the chief executive officer or the Board. The chief financial officer has the same authority as the chief executive officer to execute documents on behalf of the corporation.
Section 6.6    Authorities and Duties of the Secretary. The secretary has the duty to record or cause to be recorded the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose and such other authority and duties as provided in these bylaws and as designated by the chief executive officer or the Board.

Section 6.7.    Authorities and Duties of Other Officers. Each officer other than the chief executive officer will have the authority and will perform the duties stated in these bylaws and as designated by the Board, the chief executive officer, or by an officer authorized by the Board to designate the duties of such officer. Any designation of duties by the chief executive officer or an appointing officer is subject to review by the Board but will be in full force and effect in the absence of that review.
Section 6.8.    Representation of Ownership Interests of Other Entities. The Board chair, chief executive officer, chief financial officer or any other person authorized by the Board or the chief executive officer is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares or other ownership interests of any other entity standing in the name of the corporation. This authority may be exercised either by the person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having that authority.
ARTICLE VII
INDEMNIFICATION AND INSURANCE
Section 7.1.    Indemnification by Corporation. To the fullest extent permitted by the DGCL as in effect at any time, the corporation will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or any predecessor to the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity or enterprise, against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 7.2.    Suit by or in the Right of the Corporation. To the fullest extent permitted by the DGCL as in effect at any time, the corporation will indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity or enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification will be made in respect of any claim, issue or matter as to which that person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.
Section 7.3.    Determination that Indemnification is Proper. Any indemnification under this Article VII (unless ordered by a court) will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because that person has met the applicable standard of conduct stated in Section 7.1 or Section 7.2, as the case may be. That determination, with respect to a person who is a director or officer at the time of the determination, is to be made (a) by a majority vote of the directors who are not parties to the action, suit or proceeding, even though less than a quorum; or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (c) by the stockholders (but only if a majority of the directors who are not parties to that action, suit or proceeding, if they constitute a quorum of the Board, presents the issue of entitlement of indemnification to the stockholders for their determination). That determination, with respect to any person who is not a director or officer at the time of the determination, is to be made by any person or persons having the authority to act on the matter on behalf of the corporation. In any event, to the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or mater therein, that person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith, without the necessity of authorization in the specific case.
Section 7.5.    Expenses. To the fullest extent not prohibited by the DGCL as in effect at any time or by any other applicable law, expenses (including attorneys’ fees) incurred by a person who is or was a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this Article VII. Such expenses (including attorneys’ fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board deems appropriate.
Section 7.6.    Non-Exclusivity of Indemnification Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person’s official capacity and as to action in another capacity while holding such office.
Section 7.7.    Insurance. To the fullest extent permitted by the DGCL as in effect at any time, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity or enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person’s status as such, whether or not the corporation would have the power or obligation to indemnify that person against such liability under the provisions of this Article VII.
Section 7.8.    Continuance of Indemnification. The rights to indemnification and advancement of expenses conferred by this Article VII will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such person. The rights to indemnification and advancement of expenses conferred by this Article VII will constitute a contract between the corporation and each director, officer, employee or agent of the corporation in each circumstance, and each such person will have all rights available in law or equity to enforce those contract rights against the corporation. Neither any repeal or modification of any provision of this Article VII, nor the adoption of any provision of the certificate of incorporation or bylaws inconsistent with this Article VII as in effect as of the date of these bylaws, will adversely affect any right or protection of any director, officer, employee or agent established by this Article VII existing at the time of that amendment, repeal or adoption of an inconsistent provision, including by eliminating or reducing the effect of this Article VII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VII, would accrue or arise), prior to that amendment, repeal or adoption of an inconsistent provision.
Section 7.9.    Certain Definitions. For purposes of this Article VII: (a) references to “the corporation” include, in addition to the resulting corporation, any constituent corporation or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent corporation or other entity, or is or was serving at the request of such constituent corporation or other entity as a director, officer, employee or agent of another entity or enterprise, will stand in the same position under this Article VII with respect to the resulting or surviving corporation or other entity as that person would have with respect to such constituent corporation or other entity if its separate existence had continued; and (b) references to another “enterprise” includes employee benefit plans; (c) references to “fines” includes any excise taxes assessed on a person with respect to any employee benefit plan; (d) references to “serving at the request of the corporation” includes any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and (e) a person who acted in good faith and in a manner that person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VII.

ARTICLE VIII
CONTRACTS, CHECKS AND DEPOSITS
Section 8.1.    Contracts. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
Section 8.2.    Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, may be signed by such person or persons and in such manner as the Board determines from time to time.
Section 8.3.    Deposits. All funds of the corporation not otherwise employed are to be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.
ARTICLE IX
CERTIFICATES OF STOCK
Section 9.1.    Certificated and Uncertificated Shares of Stock. The shares of stock of the corporation will be represented by certificates unless the Board determines that some or all of any class or series of stock are to be uncertificated shares. Any such determination will not apply to shares represented by a certificate until the certificate is surrendered to the corporation.
Section 9.2.    Right to Certificate. Every holder of stock represented by certificates will be entitled to have a certificate signed by, or in the name of, the corporation by any two authorized offers of the corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if that person were such officer, transfer agent or registrar at the date of issue.
Section 9.3.    Statements Setting Forth Rights. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the face or back of the certificate that the corporation issues to represent that class or series of stock will include the information required by the DGCL to be stated on certificates or, with respect to uncertificated shares, the registered owner thereof will be given a notice containing the information required by the DGCL with respect to those shares.
Section 9.4.    Lost Certificates. Only with respect to certificated shares of stock, the Board may delegate to its transfer agent the authority to issue without further action or approval of the Board, a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the receipt by the transfer agent of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and upon the receipt from the owner of such lost, stolen or destroyed certificate, or certificates, or that person’s legal representative of a bond as indemnity against any claim that may be made with respect to the certificate alleged to have been lost, stolen or destroyed.
Section 9.5.    Transfers of Stock. Upon compliance with any restrictions of transfer contained in these bylaws or in any other agreement, (a) with respect to certificated shares of stock, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation will issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; and (b) with respect to uncertificated shares of stock, upon duly executed instructions provided to the corporation through the transfer agent of the corporation, its registrar or otherwise, the corporation will record the transaction upon its books.
Section 9.6.    Transfer Agents and Registrars. The Board may appoint one or more corporate transfer agents and registrars. As a prerequisite to the retention of any corporate transfer agent for any class of capital stock which includes uncertificated shares of stock, such corporate transfer agent shall be required to be eligible to participate in the Direct Registration System operated by the Depository Trust Corporation.
Section 9.7.    Registered Ownership of Shares. The corporation is entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and is not bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation has notice thereof, except as expressly provided by applicable law.
ARTICLE X
GENERAL PROVISIONS
Section 11.1.    Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board, subject to applicable legal requirements. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.
Section 11.2.    Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conclusive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
Section 11.3.    Fiscal Year. The fiscal year of the corporation will be fixed by the Board and may be changed by the Board.

Section 11.4.    Seal. The corporation may or may not have a seal and in any event the failure to affix a corporate seal to any instrument executed by the corporation will not affect the validity thereof.
ARTICLE XI
AMENDMENTS
Section 12.1.    Amendments. The Board is expressly authorized to repeal, alter, amend or rescind these bylaws. Notwithstanding any other provision of these bylaws (and notwithstanding some lesser percentage that may be specified by law), the bylaws may be repealed, altered, amended or rescinded by the stockholders of the corporation as described in the certificate of incorporation or in accordance with the DGCL.
ARTICLE XII
FORUM FOR ADJUDICATION OF DISPUTES
Section 13.1. Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the certificate of incorporation or these bylaws (as either may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
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